Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 333-56203 on Form N-1A of our reports dated December 23, 2011, relating to the financial statements and financial highlights of BlackRock International Fund, one of the funds constituting the BlackRock Series, Inc. (the “Fund”) and of BlackRock Master International Portfolio, one of the series constituting BlackRock Master LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2012